                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             BOOKS-A-MILLION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 BOOKS-A-MILLION


                                                                  April 23, 2004



Dear Stockholder:

         You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Books-A-Million, Inc., which will be held at 10:00 a.m. on Thursday, June 3, 2004, at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203.

         The principal business of the meeting will be to elect a class of directors to serve a three-year term expiring in 2007. During the meeting, we will also review the results of the past fiscal year and report on significant aspects of our operations during the first quarter of fiscal 2005.

         Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the postage-prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.



                                       Sincerely yours,

                                       /s/ Clyde B. Anderson
                                       Clyde B. Anderson
                                       Executive Chairman of the Board

                              BOOKS-A-MILLION, INC.
                               402 INDUSTRIAL LANE
                            BIRMINGHAM, ALABAMA 35211



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Books-A-Million, Inc., which will be held at 10:00 a.m. on Thursday, June 3, 2004, at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203. The meeting is called for the following purposes:

         (1) To elect a class of directors for a three-year term expiring in 2007;

         (2) To transact such other business as may properly come before the meeting.

                  The Board of Directors has fixed the close of business on April 5, 2004 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                             By Order of the Board of Directors,

                                             /s/ Sandra B. Cochran
                                             Sandra B. Cochran
                                             President, Chief Executive Officer
                                             and Secretary


April 23, 2004
Birmingham, Alabama



                  IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES WILL BE REPRESENTED.

                              BOOKS-A-MILLION, INC.
                               402 INDUSTRIAL LANE
                            BIRMINGHAM, ALABAMA 35211

                                 PROXY STATEMENT

         This Proxy Statement is furnished by and on behalf of the Board of Directors of Books-A-Million, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Thursday, June 3, 2004, at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama 35203 and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about April 23, 2004 to the Company's stockholders of record on the Record Date, as defined below.

         THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

                             SHARES ENTITLED TO VOTE

         Proxies will be voted as specified by the stockholder or stockholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $.01 par value per share (the "Common Stock"), of the Company represented thereby will be voted FOR the election as director of the nominees listed in this Proxy Statement. The submission of a signed proxy will not affect a stockholder's right to attend and to vote in person at the Annual Meeting. A stockholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

         Only holders of record of Common Stock as of the close of business on April 5, 2004 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 16,513,725 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters. The holders of a majority of the Shares entitled to vote must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld and abstentions are counted in determining whether a quorum exists.

         Under Delaware law and the Company's by-laws, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors.

         Approval of any other matters that may properly come before the Annual Meeting, requires the affirmative vote of a majority of the Shares represented in person or by proxy and entitled to vote on such matter at a meeting at which a quorum is present. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of votes against such proposal. Unless a broker's authority to vote on a particular matter is limited, shares held in street name that are not voted ("broker non-votes"), are counted in determining votes present at a meeting and entitled to vote, such as for quorum purposes. However, a broker non-vote is not considered entitled to vote and is thus not calculated as a vote cast at a meeting (either for or against the proposal). As a broker's authority to vote with respect to the election of directors is not limited, there cannot be any broker non-votes on that matter.

         With respect to any other matters that may come before the Annual Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its stockholders.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into three classes of directors serving staggered terms of office. Upon the expiration of the term of office of a class of directors, the nominee or nominees for that class are elected for a term of three years to serve until the election and qualification of their successors. The current terms of Mr. Charles C. Anderson, Dr. J. Barry Mason and Mr. William H. Rogers, Jr. expire upon the election and qualification of the directors to be elected at this Annual Meeting. The Board of Directors has nominated Mr. Anderson, Dr. Mason and Mr. Rogers for re-election to the Board of Directors at the Annual Meeting, to serve until the 2007 annual meeting of stockholders and until their successors are duly elected and qualified.

         All Shares represented by properly executed proxies received in response to this solicitation will be voted for the election of the directors as specified therein by the stockholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of Mr. Charles C. Anderson, Dr. J. Barry Mason and Mr. William H. Rogers, Jr. to the Board of Directors. Mr. Anderson, Dr. Mason and Mr. Rogers have each consented to serve as a director of the Company if elected. If at the time of the Annual Meeting, either of Mr. Anderson, Dr. Mason or Mr. Rogers is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that Mr. Anderson, Dr. Mason or Mr. Rogers will be unable or will decline to serve as a director.

         Stockholders may withhold their votes from a nominee by so indicating in the space provided on the enclosed proxy card.

         Set forth below is certain information furnished to the Company by Mr. Anderson, Dr. Mason, Mr. William H. Rogers, Jr. and by each of the incumbent directors whose terms will continue following the Annual Meeting.

NOMINEES FOR ELECTION - TERM EXPIRING 2007

CHARLES C. ANDERSON
Age: 69

         Charles C. Anderson served as the Chairman of the Board of the Company for more than 28 years. He also served as the Chief Executive Officer of the Company from 1964 to July 1992. Mr. Anderson is the father of Clyde B. Anderson, the Company's Executive Chairman of the Board of Directors, and Terry C. Anderson, a member of the Company's Board of Directors.

J. BARRY MASON
Age: 63

         J. Barry Mason has served as a director of the Company since April 1998. Dr. Mason has held the positions of Dean and Thomas D. Russell Professor of Business Administration at the Culverhouse College of Commerce, The University of Alabama since 1988. Dr. Mason also served as the Interim President of The University of Alabama during 2002 - 2003.

WILLIAM H. ROGERS, JR.
Age:  46

         William H. Rogers, Jr. has served as a director of the Company since November 2000. Mr. Rogers serves as Executive Vice President, Private Client Services for SunTrust Banks, Incorporated and has held various other positions with SunTrust since 1980. Mr. Rogers is a director of SunTrust Capital Markets, an investment banking firm.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED ABOVE.

INCUMBENT DIRECTOR - TERM EXPIRING 2005

TERRY C. ANDERSON
Age: 46

         Terry C. Anderson has served as a director of the Company since April 1998. Mr. Anderson serves as the President and Chief Executive Officer of American Promotional Events, Inc., an importer and wholesaler of pyrotechnics, since July 1988. Mr. Anderson is the son of Charles C. Anderson, a member of Company's Board of Directors, and the brother of Clyde B. Anderson, the Executive Chairman of the Company's Board of Directors.

INCUMBENT DIRECTORS - TERM EXPIRING 2006

CLYDE B. ANDERSON
Age: 43

         Clyde B. Anderson has served as Executive Chairman of the Board since February 2004 and has served as a director of the Company since August 1987. Mr. Anderson served as the Chairman of the Board from January 2000 until February 2004 and also served as the Chief Executive Officer of the Company from July 1992 until February 2004. Mr. Anderson also served as the President of the Company from November 1987 to August 1999. From November 1987 to March 1994, Mr. Anderson also served as the Company's Chief Operating Officer. Mr. Anderson serves on the Board of Directors and the Compensation Committee of Hibbett Sporting Goods, Inc., a sporting goods retailer. Mr. Anderson is the son of Charles C. Anderson and the brother of Terry C. Anderson, both members of the Company's Board of Directors.

RONALD G. BRUNO
Age: 52

         Ronald G. Bruno has served as the President of Bruno Capital Management Corporation, an investment company, since September 1995 and has served as a director of the Company since September 1992. Formerly, Mr. Bruno served as the Chairman and Chief Executive Officer of Bruno's Supermarkets, Inc., a supermarket retailing chain. Mr. Bruno is a director of Russell Corporation, a sports apparel manufacturing company, and SouthTrust Bank.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Company's Board of Directors held six meetings during the Company's fiscal year ended January 31, 2004 ("fiscal 2004"). The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. Each director attended all of the meetings of the Board and the committees of the Board on which he served.

         Directors are encouraged to attend annual meetings of Books-A-Million stockholders. All Directors were present at the last annual meeting of stockholders.

         Board Independence. The Board of Directors currently has six members, three of which are independent within the meaning of the NASDAQ Stock Market, Inc. independence standards. The Board of Directors has approved the addition of one additional independent member, making the composition of the Board majority independent. The Company is currently identifying and evaluating prospective new members and expects to appoint him or her no later than June 2, 2004.

         Committees of the Board of Directors. The Audit Committee consists of Messrs. J. Barry Mason, Chairman of the Committee, Ronald G. Bruno and William
H. Rogers, Jr. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures and reviewing and monitoring the provision of non-audit services by the Company's auditors. The Audit Committee held five meetings in fiscal 2004.

         The Board of Directors has determined that the members of the Audit Committee are independent directors, as defined by the Audit Committee Charter. The Audit Committee acts under a written charter first adopted in 1992 and last updated in March 2004. The Charter is available free of charge on the Company's website at www.booksamillioninc.com and is attached as Appendix A to this document. The Board of Directors has determined that Dr. J. Barry Mason is qualified as an audit committee financial expert. Dr. Mason serves as an independent director.

         Dr. Mason's background and description of positions held during his tenure at The University of Alabama are summarized in the section "Proposal I - Election of Directors" on page 3 of this proxy. Dr. Mason has held the position of dean of the business school at The University of Alabama for sixteen years. In this capacity, he oversees the Culverhouse School of Accountancy of the Culverhouse College of Commerce, which is one of the most highly rated accounting programs in the country. In addition, during his tenure as Interim President of The University of Alabama, Dr. Mason oversaw the administrative and financial operations of the University. Dr. Mason has also authored or co-authored several college texts in the business area, including one college text on modern retailing, which has been used in the academic programs of several colleges. Dr. Mason's extensive background in education for business and finance, as well as his tenure as Interim President of The University of Alabama, has provided him a strong financial background for use in his role on the Company's audit committee.

         The Compensation Committee consists of Messrs. Ronald G. Bruno, Chairman of the Committee, J. Barry Mason and William H. Rogers, Jr. The responsibilities of the Compensation Committee include, in addition to such other duties as the Board may specify, establishing salaries, bonuses and other compensation for the Company's executive officers and administering the Company's Stock Option Plan, Employee Stock Purchase Plan and Executive Incentive Plan. The Compensation Committee held three meetings in fiscal 2004.

         The Nominating Committee consists of Messrs. Ronald G. Bruno, Chairman of the Committee, J. Barry Mason and William H. Rogers, Jr. The responsibilities of the Nominating Committee include, in addition to such other duties as the Board may specify, developing and reviewing background information for candidates for the Board of Directors, and making recommendations to the Board regarding such candidates. The nominating committee held one meeting in fiscal 2004.

         The Board of Directors has determined that the members of the Nominating Committee are independent directors, as defined by the Nominating Committee Charter. The Nominating Committee acts under a written charter first adopted in 2004. The Nominating Committee charter is available on the Company's website at www.booksamillioninc.com and is attached as Appendix B to this document.

         Identifying and Evaluating Nominees for Directors. The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committees regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee considers properly submitted stockholder nominations. The Nominating Committee reviews and evaluates equally the materials in connection with the nominees that are provided by stockholders, search firms or other parties. In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

         Compensation of Directors. Directors who are not employees of the Company ("Non Employee Directors") receive an annual retainer fee of $25,000 and an attendance fee of $1,000 for each Board, Compensation and Nominating Committee meeting attended, as well as reimbursement of all out-of-pocket expenses incurred in attending all such meetings. Audit Committee members receive $2,000 per meeting attended and the Chairman of the Audit Committee receives $3,000 per meeting, as well as reimbursement of all out-of-pocket expenses incurred in attending all such meetings. The current retainer fees schedule was implemented on August 20, 2003. Prior to that date, non-employee directors received an annual retainer fee of $15,000 and an attendance fee of $1,000 for each Board and committee meeting attended, as well as reimbursement of all out-of-pocket expenses incurred in attending all such meetings.

         In addition, the Company's non-employee directors are eligible to receive formula grants of stock options under the Company's Stock Option Plan. Under the Company's Stock Option Plan, each director who is not an employee of the Company or its subsidiary is, on the first day he serves as a director, granted options to purchase 10,000 shares of Common Stock from the Company at the fair market value (as defined in the Stock Option Plan) of such Common Stock on such date. Further, each such director who is serving as a director on the last business day of each calendar year and who has served as a director for more than one year shall be granted options to purchase 6,000 shares of Common Stock from the Company at the fair market value of the Common Stock on such date. Accordingly, each of Messrs. Charles C. Anderson, Terry C. Anderson, Ronald G. Bruno, J. Barry Mason and William H. Rogers, Jr. received a grant of options to purchase 6,000 shares of Common Stock at an exercise price of $6.46 per share on December 31, 2003. Prior to January 9, 2001, all options granted to directors expired on the sixth anniversary of the date of grant or 90 days after such individual ceases to be a director of the Company. On January 9, 2001, the Compensation Committee approved an amendment to the Stock Option Plan that allows all options granted after that date to expire on the tenth anniversary of the date of the grant or 90 days after such individual ceases to be a director of the Company. Each of these options granted to directors of the Company are immediately exercisable.

         Communication with Directors. Individuals may communicate with the Board by submitting the communication to the Company's executive offices at 402 Industrial Lane, Birmingham, Alabama 35211. The communication should be directed to: Internal Auditor. The Company's Internal Auditor reports directly to the Audit Committee of the Board of Directors, and will immediately communicate the information to the Audit Committee and / or all members of the Board.

AUDITOR FEES AND SERVICES

         The Audit Committee has appointed Deloitte & Touche LLP as the Company's independent auditors for the year ending January 29, 2005. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and are expected to be available to respond to appropriate questions.

         The following table shows the fees paid or accrued, including out-of-pocket expenses, by the Company for the audit provided by Deloitte & Touche LLP for fiscal years 2004 and 2003:

            FEES                2004              2003
------------------------------------------------------
Audit Fees (1) (2)          $161,250          $397,944
Audit-related Fees (3)        21,053            26,396
Tax Fees (4)                   9,500             8,080
------------------------------------------------------
Total                       $191,803          $432,420


(1) Audit fees represent fees for professional services provided in connection with the audit of the Company's financial statements and review of quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2) Fiscal 2003 fee amounts include fees for the fiscal 2003 audit, and the re-audit of fiscal years 2002 and 2001.

(3) Audit-related fees consisted primarily of accounting consultations and employee benefit plan audits.

(4) Tax fees principally included tax compliance fees and tax advice and planning fees.

         The Audit Committee has required that a majority of its members pre-approve all audit-related and non-audit services not prohibited by law to be performed by the Company's independent auditors.

         The Audit Committee has considered whether the provision of non-audit services by the Company's independent auditor is compatible with maintaining auditor independence, and believes that the provision of such services is compatible.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has:

         - Reviewed and discussed with management the Company's audited financial statements for the fiscal year ended January 31, 2004;

         - Discussed with Deloitte & Touche LLP, the Company's independent auditor, the matters required to be discussed by Statement on Accounting Standards 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

         - Received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Standards Board, and discussed with the auditors the auditors' independence; and

         - Based on the review and discussions referred to above, recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2004 for filing with the Securities and Exchange Commission.

         By the Audit Committee of the Board of Directors:

                  J. Barry Mason, Chairman
                  Ronald G. Bruno
                  William H. Rogers, Jr.

CODE OF CONDUCT

         The Company has adopted a code of business conduct and ethics for all directors, officers (including the Company's principal executive officer, principal financial officer and controller) and employees. The Company's Code of Business Conduct is available on the Company's website at www.booksamillioninc.com. Stockholders may also request a free copy of the Code of Business Conduct by writing to the attention of Investor Relations at the Company's executive offices at 402 Industrial Lane, Birmingham, Alabama 35211.

BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information concerning the beneficial ownership of Common Stock of the Company of (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers named in the Summary Compensation Table included elsewhere herein and
(iv) all current directors and executive officers as a group. Such information is provided as of March 1, 2004. The outstanding stock of the Company on March 1, 2004 was 16,455,337. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% percent of the outstanding Common Stock.

                                               Amount and Nature of          Percent of
Name of Beneficial Owner                       Beneficial Ownership             Class
------------------------                       --------------------          -----------
Charles C. Anderson(1)                            2,562,873(2)                15.6%
Clyde B. Anderson(3)                              1,859,054(4)                11.3
Joel R. Anderson(1)                               1,782,440(5)                10.8
Dimensional Fund Advisors, Inc.(6)                1,130,650                    6.9
Berno, Gambal & Barbee, Inc.(7)                   1,061,028                    6.4
Terry C. Anderson                                   471,272(8)                 2.9
Sandra B. Cochran                                   310,324(9)                 1.9
Terrance G. Finley                                  208,547(10)                1.3
Ronald G. Bruno                                      73,000(11)                *
Richard S. Wallington                                70,728(12)                *
J. Barry Mason                                       50,000(13)                *
William H. Rogers, Jr.                               28,000(14)                *
All current directors and executive
  officers as a group (9 persons)                 5,550,798(15)               33.7%


(1) The business address of Mr. Charles C. Anderson and Mr. Joel R. Anderson is 202 North Court Street, Florence, Alabama 35630. Mr. Charles C. Anderson serves on the Company's Board of Directors. His brother, Mr. Joel R. Anderson, does not serve as an officer or director of the Company.
(2) Includes 83,000 shares held by a charitable foundation of which Mr. Charles C. Anderson is the Chairman of the Board of Directors, and 24,000 shares subject to options exercisable on or before April 30, 2004.
(3) Mr. Clyde B. Anderson's business address is 402 Industrial Lane, Birmingham, Alabama 35211.
(4) Includes 83,000 shares and 50,000 shares held by charitable foundations of which Mr. Clyde B. Anderson is a member of the Board of Directors and the Executive Chairman of the Board of Directors, respectively. This number also includes 301,999 shares subject to options exercisable on or before April 30, 2004.
(5) Includes 83,000 shares held by a charitable foundation of which Mr. Joel R. Anderson is the Chairman of the Board of Directors.
(6) Dimensional Fund Advisors, Inc. is an investment advisor to a group of four investment companies. Its business address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(7) Berno, Gambal & Barbee, Inc. is an investment advisor with its business address is 1100 North Glebe Road Suite 1040, Arlington, Virginia 22201.
(8) Includes 36,000 shares subject to options exercisable on or before April 30, 2004.
(9) Includes 308,000 shares subject to options exercisable on or before April 30, 2004.
(10) Includes 202,999 shares subject to options exercisable on or before April 30, 2004.
(11) Includes 36,000 shares subject to options exercisable on or before April 30, 2004.
(12) Includes 63,000 shares subject to options exercisable on or before April 30, 2004.
(13) Includes 46,000 shares subject to options exercisable on or before April 30, 2004.
(14)     Represents options exercisable on or before April 30, 2004.
(15) Includes 1,045,998 shares subject to options exercisable on or before April 30, 2004.

         Compliance with Section 16(a) of the Securities Exchange Act of 1934.
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market, Inc. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and greater than 10% stockholders complied during fiscal 2004 with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

         Pursuant to SEC rules for Proxy Statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following Report on Executive Compensation. The Committee intends that this report clearly describe the current executive compensation program of the Company, including the underlying philosophy of the program and the specific performance criteria on which executive compensation is based. This report also discusses in detail the compensation paid to the Mr. Clyde B. Anderson, the Company's Chief Executive Officer during fiscal 2004.

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee, which consists of Messrs. Ronald G. Bruno (who served as Chairman throughout fiscal 2004), J. Barry Mason and William H. Rogers, Jr., was responsible for establishing salaries, bonuses and other compensation for the Company's executive officers for fiscal 2004, as well as for administering the Company's Stock Option Plan, Employee Stock Purchase Plan and Executive Incentive Plan. Each member of the Compensation Committee is a non-employee director. Clyde B. Anderson, in his position as Chief Executive Officer, provided input to the Compensation Committee as to the compensation for the Company's other officers.

         Compensation Policy. The Company's executive compensation policy is designed to provide levels of compensation that integrate compensation with the Company's annual and long-term performance goals and reward above-average corporate performance, thereby allowing the Company to attract and retain qualified executives. Specifically, the Company's executive compensation policy is intended to:

         - Provide compensation levels that are consistent with the Company's business plan, financial objectives and operating performance;

         - Reward performance that facilitates the achievement of the Company's business plan;

         -        Motivate executives to achieve strategic operating objectives;
                  and

         - Align the interests of executives with those of stockholders and the long-term interest of the Company by providing long-term incentive compensation in the form of stock options.

                  In light of the Company's compensation policy, the components of its executive compensation program for fiscal 2004 were base salaries, cash bonuses, restricted stock bonuses and stock options.

         Base Salary. Each executive officer's base salary (including the Chief Executive Officer's base salary) is based upon a number of factors, including the responsibilities borne by the executive officer and his or her length of service to the Company. Each executive officer's base salary is reviewed annually and generally adjusted to account for inflation, the Company's financial performance, any change in the executive officer's responsibilities and the executive officer's overall performance. Factors considered in evaluating performance include financial results such as increases in sales, net income before taxes and earnings per share, as well as non-financial measures such as improvements in service and relationships with customers, suppliers and employees, employee safety and leadership and management development. These non-financial measures are subjective in nature. No particular weight is given by the Compensation Committee to any particular factor.

         Cash Bonuses. Each executive officer, including the Chief Executive Officer, is eligible to receive an annual cash bonus of up to 100% of his or her base salary at the time of the award, including cash awards provided under the Executive Incentive Plan. Cash bonuses generally are paid pursuant to a bonus program established at the beginning of a fiscal year in connection with the preparation of the Company's annual operating budget for such year. Under this bonus program, an executive officer (including the Chief Executive Officer) is eligible to receive a bonus upon the Company achieving certain pre-tax income goals and the executive officer accomplishing certain individual performance goals related to his or her job functions.

         Stock Options. In September 1992, the Company adopted a Stock Option Plan under which executive officers, including the Chief Executive Officer, are eligible to receive stock options. In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. The Compensation Committee evaluates the Company's performance against pre-determined target levels of sales, net income and earnings per share in determining whether option grants are warranted and the aggregate amount of such grants. Under the Stock Option Plan, all stock options granted have had exercise prices no less than the fair market value (generally, the closing sale price of a share) of the Company's Common Stock on the date of grant. Prior to January 9, 2001, all options granted to employees became exercisable in equal annual increments over a five-year period and expired on the sixth anniversary of the date of grant. On January 9, 2001, the Compensation Committee approved an amendment to the Stock Option Plan that allows all options granted after that date to vest in equal annual increments over a three-year period and expire on the tenth anniversary of the date of the grant. The Compensation Committee believes that these features serve to align the interests of executives with those of stockholders and the long-term interests of the Company. Options to purchase 125,000 shares of Common Stock were granted to a total of four executive officers in fiscal 2004. The amount of each executive officer's grant of stock options was based upon an evaluation of such executive officer's responsibilities and performance, the desirability of long-term service from the particular executive officer, the aggregate amount of prior stock option awards to the particular executive officer and the Company's overall financial performance. While the Compensation Committee has not established a target level of stock ownership by the Company's executive officers, it does encourage such ownership and intends to gradually increase the ownership of the Company's Common Stock by executive officers and other key employees.

         Executive Incentive Plan. During fiscal 1995, the Company adopted the Books-A-Million, Inc. Executive Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for awards to certain executive officers of cash, shares of restricted stock or both, based on the achievement of specific pre-established performance goals during a three consecutive fiscal year performance period. During Fiscal 2004, awards provided by this plan were made to Ms. Sandra B. Cochran, President and Mr. Terrance G. Finley, Executive Vice President. The awards were made in restricted stock according to the provisions of the plan.

         Compensation of Chief Executive Officer. During fiscal 2004, the Company's Chief Executive Officer, Mr. Clyde B. Anderson, earned compensation comprised of each of the base salary, cash bonus and stock option components of the Company's executive compensation program described above. The Compensation Committee established his compensation after reviewing the compensation packages of other chief executive officers of publicly-traded retailers (as reported in such companies' proxy statements). The Compensation Committee considered the size, location, revenues, earnings and capital structure of the retailers whose chief executive officers' compensation packages were reviewed, and attempted to provide Mr. Anderson with comparable compensation based upon the Committee's subjective comparison of the size, location, revenues, earnings and capital structure of the Company. During fiscal 2004, Mr. Anderson also received options to purchase 40,000 shares of Common Stock at an exercise price of $6.47 per share. Mr. Anderson's options have an exercise price equal to the fair market value (generally, the closing sale price of a share) of the Company's Common Stock on the date of grant and vest in equal annual increments over three years, as do the options granted to other executive officers of the Company.

         As of February 1, 2004, Ms. Sandra B. Cochran was appointed to the Chief Executive Officer position. Mr. Anderson retained his position as Executive Chairman of the Board.

         Limitations on Deductibility of Compensation. Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 limit. Although the Compensation Committee does not presently intend to award compensation in excess of the $1,000,000 limit, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers.

                  Mr. Ronald G. Bruno (Chairman)
                  Dr. J. Barry Mason
                  Mr. William H. Rogers, Jr.

         The Report on Executive Compensation of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report to Stockholders or its Annual Report on Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Interlocks. As indicated above, the Compensation Committee of the Board of Directors consists of Messrs. Ronald G. Bruno, J. Barry Mason and William H. Rogers, Jr. None of these directors had interlock relationships.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During fiscal 2004, Charles C. Anderson, Clyde B. Anderson and Terry C. Anderson served as executive officers or directors of a total of ten companies owned or controlled by the Anderson family (the "Other Companies"), with which there is an "interlock" relationship, as defined by the SEC, arising from the concurrent participation of (i) Clyde B. Anderson and Charles C. Anderson, both as members of the Board of Directors of the Company and as members of the boards of directors (and/or the compensation committees) of certain of the Other Companies and (ii) Charles C. Anderson and Terry C. Anderson, both as executive officers of certain of the Other Companies and as members of the Board of Directors of the Company.

         During fiscal 2004, the Company entered into certain transactions in the ordinary course of business with certain entities affiliated with Messrs. Charles C. Anderson, Terry C. Anderson and Clyde B. Anderson. The Board of Directors of the Company believes that all such transactions were on terms no less favorable to the Company than terms available from unrelated parties for comparable transactions. Significant activities with these entities are discussed in the following paragraphs.

         The Company purchases a substantial portion of its magazines as well as certain of its seasonal music and newspapers from Anderson Media Corporation ("Anderson Media"), virtually all of the outstanding stock of which is owned by members of the Anderson family. During fiscal 2004, purchases of these items from Anderson Media totaled $28,159,821. The Company also purchases certain of its collectibles and books from Anderson Press, Inc. ("Anderson Press"), which is wholly owned by members of the Anderson family. During fiscal 2004, such purchases from Anderson Press totaled $853,319. The Company purchases gifts and cards from C.R. Gibson, of which the Anderson family controls virtually all of the outstanding stock. Such purchases from C.R. Gibson totaled $265,441 during fiscal 2004. Certain magazine subscriptions purchases from Magazines.com, which is partially owned by Anderson Media, were $89,443 for fiscal 2004. The Company purchases promotional material from Publication Marketing Corporation, which is majority owned by members of the Anderson family. During fiscal 2004, those purchases totaled $72,250. The Company utilizes Anco Far East Importers, LTD ("Anco Far East"), a company which is wholly owned by members of the Anderson family, to assist in purchasing and importing certain gift items. The total cash paid to Anco Far East for fiscal 2004 was $910,248, which primarily included the actual cost of the product, but also included freight, duties, and fees for sourcing and consolidation services. All of the costs other than the sourcing and consolidation services fees, which totaled $77,371, were passed through from other vendors. During fiscal 2004, the Company sold books to Anderson Media in the amounts of $442,859. During the year, the Company provided $226,219 of internet services to Magazines.com, an affiliate of Anderson Media.

         The Company leases its principal executive offices from a trust, which was established for the benefit of the grandchildren of Mr. Charles C. Anderson. The lease extends to January 31, 2006. During fiscal 2004, the Company paid rent of $137,189 to the trust under this lease. Anderson & Anderson, LLC ("A&A"), which is wholly owned by members of the Anderson family, also leases three buildings to the Company. During fiscal 2004, the Company paid A&A a total of $447,003 in connection with such leases.

         The Company subleases certain property to Hibbett Sporting Goods, Inc. ("Hibbett"), a sporting goods retailer in the Southeastern United States. The Company's Executive Chairman, Clyde B. Anderson, serves as a director for Hibbett. During fiscal 2004, the Company received $191,000 in rent payments from Hibbett.

         The Company shares ownership of a plane used by Books-A-Million in the operations of the business. The Company rents the plane to affiliated companies at the approximate cost of usage. The total amounts received from affiliated companies for use of the plane in fiscal 2004 was $274,684. The cost of operating the plane was approximately the same as the revenue received.

EXECUTIVE OFFICER COMPENSATION

         This section of the Proxy Statement discloses the compensation awarded, paid to or earned by, the Company's Chief Executive Officer and its three most highly compensated officers other than the Chief Executive Officer during fiscal 2004. Such executive officers are hereinafter referred to as the Company's "Named Executive Officers."

TABLE I - SUMMARY COMPENSATION TABLE

         The following table presents the total compensation of the Company's Named Executive Officers during each of the fiscal years set forth below.

                      TABLE I - SUMMARY COMPENSATION TABLE

                                            Annual Compensation              Long-Term Compensation
                                         --------------------------       -----------------------------
                                                                                            Number of
                                                                         Restricted Stock   Securities         All Other
                                        Fiscal    Salary      Bonus           Award         Underlying       Compensation
           Name                          Year        $           $              $(2)         Options(#)(3)        ($)
--------------------------------------------------------------------------------------------------------------------------
Clyde B. Anderson                        2004     410,000    410,000                0       40,000           24,848(4)
  Chairman and Chief Executive           2003     410,000          0                0       62,000           49,126(5)
  Officer(1)                             2002     400,000    280,000                0       62,000           36,176(6)

--------------------------------------------------------------------------------------------------------------------------
Sandra B. Cochran                        2004     360,000    360,000          111,995       50,000            7,141(4)
  President and Secretary(1)             2003     340,000          0                0       45,000           14,295(5)
                                         2002     330,000    231,000                0       45,000            5,207(6)

--------------------------------------------------------------------------------------------------------------------------
Terrance G. Finley                       2004     250,000    212,500          111,995       25,000            8,650(4)
  EVP, Books-A-Million and               2003     245,000          0                0       37,000            5,752(5)
  President, American Internet           2002     238,000     87,000                0       37,000            5,867(6)
  Services
--------------------------------------------------------------------------------------------------------------------------

Richard S. Wallington                    2004     175,000    131,250                0       10,000           20,693(4)
  Chief Financial Officer                2003     160,000          0                0       15,000            3,889(5)
                                         2002     150,000      75,000               0       15,000            3,519(6)
--------------------------------------------------------------------------------------------------------------------------

(1) As of February 1, 2004 (the first day of fiscal 2005), Sandra B. Cochran assumed the position of Chief Executive Officer, in addition to her duties as President.

(2) In fiscal 1995, the Company's Board of Directors adopted the Books-A-Million, Inc. Executive Incentive Plan and authorized Sandra B. Cochran and Terrance G. Finley to participate in such plan. Richard S. Wallington and Clyde B. Anderson were authorized to participate in fiscal 2002. Restricted stock of 17,310 shares were issued to both Ms. Cochran and Mr. Finley on January 30, 2004, the last trading day of the fiscal year for awards earned for the three-year performance period ended January 31, 2004. The per share value on that day was $6.47. The shares are subject to a three-year vesting schedule and are contingent upon Ms. Cochran's and Mr. Finley's continued employment until the end of the vesting period.

         After final fiscal 2004 earnings were calculated and the audit was finalized in March 2004, additional awards of $29,997 were granted in restricted stock to each of Ms. Cochran and Mr. Finley for additional amounts earned for the three-year performance period ended January 31, 2004. These awards of 5,454 shares each were granted and issued on March 15, 2004. The per share value on that day was $5.50. The shares are subject to a three-year vesting schedule and are contingent upon Ms. Cochran's and Mr. Finley's continued employment until the end of the vesting period. This award is not shown in the compensation table above as it was granted in fiscal 2005, but will be presented in the fiscal 2005 proxy.

(3) Options granted become exercisable in equal increments on the first, second and third anniversaries of the date of grant and expire ten years from the date of grant (or earlier if the optionee dies or ceases to be employed full-time by the Company).

(4) For fiscal 2004, the amounts shown include (i) matching contributions by the Company to the Company's 401(k) savings plan of $7,559, $2,403, $7,985 and $3,018 on behalf of Clyde B. Anderson, Sandra B. Cochran, Terrance G. Finley and Richard S. Wallington, respectively, (ii) life insurance premiums of $1,124, $981, $665 and $431 on behalf of each of Clyde B. Anderson, Sandra B. Cochran, Terrance G. Finley and Richard S. Wallington, respectively, (iii) transportation-related benefits of $16,165 and $3,757 on behalf of Clyde B. Anderson and Sandra B. Cochran, respectively, and (iv) gain on stock options exercised of $17,244 for Richard S. Wallington.

(5) For fiscal 2003, the amounts shown include (i) matching contributions by the Company to the Company's 401(k) savings plan of $5,100, $5,100, $5,100 and $3,500 on behalf of Clyde B. Anderson, Sandra B. Cochran, Terrance G. Finley and Richard S. Wallington, respectively, (ii) life insurance premiums of $1,128, $926, $652 and $389 on behalf of each of Clyde B. Anderson, Sandra B. Cochran, Terrance G. Finley and Richard S. Wallington, respectively, and (iii) transportation-related benefits of $42,898 and $8,269 on behalf of Clyde B. Anderson and Sandra B. Cochran, respectively.

(6) For fiscal 2002, the amounts shown include (i) matching contributions by the Company to the Company's 401(k) savings plan of $4,327, $4,271, $5,100 and $3,219 on behalf of Clyde B. Anderson, Sandra B. Cochran, Terrance G. Finley and Richard S. Wallington, respectively, (ii) life insurance premiums of $720, $636, $767 and $300 on behalf of each of Clyde B. Anderson, Sandra B. Cochran, Terrance G. Finley and Richard S. Wallington, respectively, and (iii) transportation-related benefits of $31,129 and $300 on behalf of Clyde B. Anderson and Sandra B. Cochran, respectively.


STOCK OPTION INFORMATION

         The Company maintains the Books-A-Million, Inc. Stock Option Plan. A total of 3,800,000 shares of Common Stock are authorized to be made available for issuance under the Plan. Options granted under the Plan are either incentive stock options or nonqualified options. The Plan contains certain limitations with respect to incentive stock options that are intended to satisfy applicable Internal Revenue Code requirements. Under the Plan, the Company is authorized to issue options to certain officers, employees, consultants and directors of the Company and its subsidiaries. Of the 3,800,000 shares of Common Stock reserved for issuance under the Plan, as of March 31, 2004, 715,371 shares were available for issuance under the Plan.

         The Company also maintains separate stock option plans for four of its subsidiaries: American Internet Services, Inc., Booksamillion.com, Inc., NetCentral, Inc. and FaithPoint, Inc. A total of 10,000 shares of Common Stock are authorized to be made available for issuance under each of the subsidiary plans. Options granted under each subsidiary plan are either incentive stock options or nonqualified options. Each subsidiary plan contains certain limitations with respect to incentive stock options that are intended to satisfy applicable Internal Revenue Code requirements. Under each subsidiary plan, the Company is authorized to issue options to certain officers, employees, consultants and directors of the Company and its subsidiaries. Of the 10,000 shares of Common Stock reserved for issuance under each subsidiary plan, as of March 31, 2004, all of the shares were available for issuance.

TABLE II - OPTION GRANTS IN FISCAL 2004

         This table presents information regarding options granted to the Company's Named Executive Officers during fiscal 2004 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights ("SARs") and granted no SARs during fiscal 2004. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                     TABLE II - OPTION GRANTS IN FISCAL 2004



                                                         Individual Grants
                                    ---------------------------------------------------------

                                                                                                   Realizable Value
                                                                                                  At Assumed Annual
                                    Number of                                                     Rates of Stock Price
                                    Securities       Percent of                                     Appreciation for
                                    Underlying     Total Options                                     Option Term
                                     Options         Granted to    Exercise Price  Expiration    -----------------------
     Name                           Granted(1)         Employees        Per Share      Date           5%            10%
     -----                          ----------     -------------   --------------  ----------    ----------     --------
Clyde B. Anderson                   40,000             16.2%          $6.47          1/30/14       $162,758     $412,461
Sandra B. Cochran                   50,000             20.3%          $6.47          1/30/14       $203,447     $515,576
Terrance G. Finley                  25,000             10.2%          $6.47          1/30/14       $101,724     $257,788
Richard S. Wallington               10,000              4.1%          $6.47          1/30/14       $ 40,689     $103,115

(1) All of the options granted to the Company's Named Executive Officers become exercisable in equal increments on the first, second and third anniversaries of the date of grant and expire ten years from the date of grant or earlier if the optionee dies or ceases to be employed full-time by the Company.

TABLE III - OPTION EXERCISES IN FISCAL 2004 AND FISCAL 2004 YEAR-END OPTION
VALUES

         The following table shows the number of shares of Common Stock subject to exercisable and unexercisable stock options held by each of the Named Executive Officers as of January 30, 2004. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $6.47, which was the closing sale price of a share of Common Stock reported in the Nasdaq National Market January 30, 2004 (the last trading day prior to the end of the Company's fiscal year).

                 TABLE III - FISCAL 2004 YEAR-END OPTION VALUES


                                                                    Number of Shares Subject to         Value of Unexercised
                                                                    Unexercised Options at            In-the-Money Options
                                                                       January 30, 2004               at January 30, 2004
                                  Shares Acquired     Value
        Name                        on Exercise     Realized (1)   Exercisable/Unexercisable       Exercisable/Unexercisable
        ----                      ---------------   ------------   ---------------------------     ---------------------------
Clyde B. Anderson                        0              $     0       301,999/117,001                $824,065/$240,481
Sandra B. Cochran                        0              $     0       308,000/127,000                $594,645/$174,540
Terrance G. Finley                       0              $     0       202,999/ 76,001                $493,707/$143,514
Richard S. Wallington                5,000              $17,244        63,000/ 29,000                $174,315/$ 58,180

(1) The value realized is based upon the difference between the market price of the shares purchased on the exercise date and the exercise price times the number of shares covered by the exercised option.

PERFORMANCE GRAPH

         The following indexed line graph indicates the Company's total return to stockholders from January 29, 1999 to January 30, 2004, the last trading day prior to the Company's 2004 fiscal year end, as compared to the total return for the Nasdaq Composite Index and the Nasdaq Retail Trade Stock Index for the same period.

                                [GRAPHIC OMITTED]


                                   JAN. 29, 1999   JAN. 28, 2000   FEB. 2, 2001  FEB. 1, 2002   JAN. 31, 2003    JAN. 30, 2004
-----------------------------------------------------------------------------------------------------------------------------------
Books-A-Million, Inc.                   $100            $70            $19           $27             $21              $58
-----------------------------------------------------------------------------------------------------------------------------------
NASDAQ Composite Index                  $100           $154            $105          $76             $53              $82
-----------------------------------------------------------------------------------------------------------------------------------
NASDAQ Retail Trade Stocks              $100            $80            $62           $73             $60              $88


                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the Shares represented thereby in accordance with their best judgment.

                           INDEPENDENT PUBLIC AUDITORS

         Deloitte & Touche LLP has been selected by the Audit Committee of the Board of Directors to serve as the Company's independent auditors for the 2005 fiscal year. Representatives of Deloitte and Touche are expected to be present at the Annual Meeting to respond to questions.

                             SOLICITATION OF PROXIES

         The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

         Any proposal that a stockholder may desire to have included in the Company's proxy material for presentation at the 2005 annual meeting must be received by the Company at its executive offices at 402 Industrial Lane, Birmingham, Alabama 35211, Attention: Ms. Sandra B. Cochran, on or prior to December 31, 2004. Any such proposal received after March 15, 2005 will be considered untimely for purposes of the 2005 annual meeting, and proxies delivered for the 2005 annual meeting will confer discretionary authority to vote on any such matters.

                  STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

         Shareholders may propose director candidates for consideration by the Board's Nominating Committee. Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to the Corporate Secretary of Books-A-Million at its executive offices at 402 Industrial Lane, Birmingham, Alabama 35211. To nominate a director, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Books-A-Million stock to elect such nominee and provide the information required by the bylaws of the Company, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to the stockholders of Books-A-Million. In addition, the stockholder must give timely notice to the Corporate Secretary of the Company in accordance with the bylaws of the Company, which, in general, require notice to be given not more than 90 days and not less than 60 days prior to the Annual Meeting. You may contact the Books-A-Million Corporate Secretary at the Company's executive offices for a copy of the Company's bylaws.

                                  ANNUAL REPORT

                  The Company's Annual Report to Stockholders for fiscal 2004 (which is not part of the Company's proxy soliciting material) is being mailed to the Company's stockholders with this proxy statement.

                                                                  April 23, 2004
                                                             Birmingham, Alabama

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

This Audit Committee Charter was adopted by the Board of Directors (the "Board") of Books-A-Million, Inc. (the "Company") and last updated on March 16, 2004.

PURPOSE

The Audit Committee (the "Committee") is a committee of the Board of Directors. The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, including, without limitation, reviewing:


- the financial information, which will be provided to the shareholders and others,
- the systems of internal controls, which Management and the Board of Directors have established, and
- the independent auditor's qualifications and processes. In doing so, it is the responsibility of the Committee to provide an open avenue of communication between the Board of Directors, Management, internal audit and the independent accountants.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws.

ORGANIZATION


- The Committee shall be appointed by the Board of Directors, upon recommendation of the Nominating Committee of the Board, and may be removed by the Board, with or without cause.
-        The Committee shall consist of at least three members.
- The members of the Committee shall be independent. The independence of a director is defined by the requirements of the NASDAQ Stock Market, Inc. and the Securities and Exchange Commission ("SEC").
- Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.
- At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, at least one member of the Committee shall be an "audit committee financial expert" as defined by the SEC (however, the lack of any such member shall not invalidate or otherwise affect the actions taken by the Committee).
- The Board shall appoint one of the members of the Committee as Chairperson. The committee shall have the authority to establish its own rules and procedures for notice and conduct so long as they are not inconsistent with any provisions of the Company's bylaws. It is the responsibility of the Chairperson to schedule all meetings of the Committee and to provide the Committee with the written agenda.

In meeting its responsibilities, the Committee shall:

General

- Have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of Management and relevant information.
- Retain independent counsel, experts and advisors that the Committee believes necessary or appropriate. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any person employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
-        Meet four times per year or more frequently as circumstances require.
- Report Committee actions to the Board of Directors with recommendations, as the Committee may deem appropriate.

- Review annually and update the Committee's formal charter as well as file the charter with the annual proxy statement as required.
- Meet at least annually with the independent accountants, internal audit and Management in separate sessions to discuss any matters that the Committee believes should be discussed privately with the Committee.
- Provide the Company with the report of the Committee required by Item 306 of Regulation S-K for inclusion in each of the Company's annual proxy statements.
- Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

Internal Controls and Risk Assessment

- Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps Management has taken to monitor and control such risks to the Company.
- Consider and review with Management, internal audit and the independent accountants:

         - The effectiveness of or weaknesses in the Company's internal controls.
         - Any analysis prepared by Management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the Company's financial statements, together with Management's responses including the timetable for implementation of recommendations to correct weaknesses in the internal controls.
         - Major issues regarding accounting principles and financial statement presentations.
         - The effect of regulatory accounting initiatives, as well as off-balance sheet structures.

- Instruct the independent accountants to communicate directly to the Committee any serious difficulties or disputes with Management. The independent accountant is ultimately responsible to the Board of Directors and Audit Committee of the Company.

Internal Audit Function

-        Review appointment and replacement of the internal auditor.
- Evaluate the internal process for establishing the annual internal audit plan and the focus on risk.
-        Evaluate the audit scope and role of internal audit.
-        Consider and review with Management:
         -        Significant findings and Management's response including the timetable for implementation to correct weaknesses.
         -        Any difficulties encountered in the course of their audit such as restrictions on the scope of their work or access to
                  information.
         -        Any changes required in the planned scope of their audit plan.
         -        The internal audit budget.
- Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

Financial Reporting

- Advise management based upon its review and discussion whether anything has come to the Committee's attention that causes it to believe that the audited financial statements included in the Company's Form 10-K contain an untrue statement of material fact or omit to state a necessary material fact.
- Review with Management and the independent accountants at the completion of the annual examination:

         - The Company's annual financial statements and related footnotes.
         - The independent accountant's audit of the financial statements and their report.
         - Any significant changes required in the independent accountant's audit plan.
         - Any difficulties or disputes with Management encountered during the audit.
         -        The quality of the Company's accounting principles.
         - Other matters related to conduct, which should be communicated to the Committee under generally accepted auditing standards.

- Discuss with independent auditors its report regarding all critical accounting policies and practices, all alternative treatments within GAAP (including the ramifications of such use and the independent auditor's preferred treatment) and all material written communications between the independent auditors and Management.

- Review with Management interim financial statements on a quarterly basis, including the Company's quarterly Form 10-Q filings.

External Auditor

- Direct the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.
- Review the scope and approach of the annual audit with the independent accountants.
- Assess the external auditor's process for identifying and responding to key audit and internal control risks.
- Pre-approve all audit and non-audit services performed by the independent auditors.
- Establish pre-approval policies and procedures regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management.
- Receive, at least annually, a written statement from the Company's independent auditors setting forth all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, discuss with the independent auditors such relationships and its independence and take such actions to satisfy itself of the independent auditors' independence.
- Discuss with the independent auditors the matters required by Statement on Accounting Standards No. 61.
- Confirm with the independent auditors its compliance with the partner rotation requirements established by the SEC.

Compliance with Codes of Ethical Conduct
- Review and monitor, as appropriate, with the independent accountants the administration of and compliance with the Company's code of conduct and the Foreign Corrupt Practices Act.


RELATED PARTY TRANSACTIONS
-        Review and approve all third party transactions.

While the Committee has the responsibilities and the powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

                                   APPENDIX B

                          NOMINATING COMMITTEE CHARTER

This Nominating Committee Charter was adopted by the Board of Directors (the "Board") of Books-A-Million, Inc. (the "Company") on April 15, 2004.

PURPOSE
The purpose of the Nominating Committee (the "Committee") of the Board is to assist the Board in discharging the Board's responsibilities regarding:

         - the identification of qualified candidates to become Board members;
         - the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); and
         - the selection of candidates to fill any vacancies on the Board.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws.

ORGANIZATION

- The Committee shall be appointed by the Board of Directors and may be removed by the Board, with or without cause.
-        The Committee shall consist of at least three members.
- The members of the Committee shall be independent. The independence of a director is defined by the requirements of the NASDAQ Stock Market, Inc. and the Securities and Exchange Commission ("SEC").
- Each member of the Committee must have experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee.
- Each member shall use his or her best efforts to attend all Board and committee meetings but must attend at least 50% of such Board and committee meetings.
- Each member must report to the Committee any changes in his or her employment, current or future affiliations with other entities, and conflicts of interest with his or her membership on the Board arising during such member's term and submit his or her resignation as determined by the Committee.
- Each member shall not engage in any wrongful, illegal or unethical conduct and shall submit his or her resignation to the Board for any behavior or conduct that, in the judgment of the Committee, is detrimental to or harms the reputation of the Company.
- The Board shall appoint one of the members of the Committee as Chairperson. The committee shall have the authority to establish it's own rules and procedures for notice and conduct so long as they are not inconsistent with any provisions of the Company's bylaws. It is the responsibility of the Chairperson to schedule all meetings of the Committee and to provide the Committee with the written agenda.

In meeting its responsibilities, the Committee shall:

GENERAL

- Have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.
- The Committee may retain independent counsel, experts and advisors that the Committee believes necessary or appropriate. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any persons employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates.
-        Meet two times per year or more frequently as circumstances require.
- Report Committee actions to the Board of Directors with recommendations, as the Committee may deem appropriate.

DIRECTOR NOMINATIONS AND COMMITTEES
- Prior to the annual meeting of shareholders, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.
- After a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such prospective member of the Board as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.
- Review any conflicts of interest that may arise of any Board member and recommend whether such member should resign or whether the Board should accept such member's resignation.
- The Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board:
         - age, provided that no member may stand for re-election or continue serving on the Board after the term in which such member reaches the age of 70 is completed; however, if the Committee determines that it is in the best interest of the Company to re-nominate a director after the age of 70, it may do so.
         - understanding of all practices, including but not limited to finance, marketing and public policy issues;
         -        personal and professional integrity, ethics and values;
         - experience in corporate management, such as serving as an officer or former officer of a publicly held company;
         -        experience in the Company's industry;
         -        experience as a board member of another publicly held company;
         - academic expertise in an area of the Company's operations; - practical and mature business judgment; and
         -        diversity.
- The assignment of committee members shall be recommended by the Committee and approved by the Board. Although committee rotation is preferred there shall be no specific restriction on how long a Board member may serve on a particular committee. Since learning time is an important component of each member's participation on a committee, an individual's membership on a committee may be extended or shortened.

OVERSIGHT
- Review annually and update the Committee's formal charter as well as file the charter with the annual proxy statement as required.
- Review the performance of each current director and consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term.
- Evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee.

COMMUNICATION WITH SHAREHOLDERS

         - The Committee shall receive and equally consider director candidates recommended by the Company's security holders so long as they are submitted according to the procedures required by the Company's Bylaws.
         - Although it is the general policy of the Company that the Board shall designate corporate officers to speak on behalf of the Company, the Committee may communicate with various parties on the Company's behalf with the knowledge of and at the request of the Company.

                               BOOKS. A. MILLION
                              402 INDUSTRIAL LANE
                           BIRMINGHAM, ALABAMA 35211
                            WWW.BOOKSAMILLIONINC.COM

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                              BOOKS-A-MILLION, INC.


         The undersigned stockholder(s) of Books-A-Million, Inc., a Delaware corporation (the "Company"), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 2004, and hereby appoints Clyde B. Anderson and Sandra B. Cochran, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2004 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Thursday, June 3, 2004 at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama, 35203 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

         This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder (s). If no direction is made, it will be voted FOR Proposals 1 and as the proxies deem advisable on such other matters which may properly come before the meeting (Proposal 3).

(Continued and to be dated and signed on the reverse side).

The Board of Directors recommends a vote FOR the director nominees below.

(1) To elect the nominees listed below to serve as a director of the Company for a three-year term expiring in 2007:

         Charles C. Anderson, J. Barry Mason, William H. Rogers, Jr.

 [ ] FOR the nominees listed above,      [ ] WITHHOLD authority to vote
   except as indicated below.            for all of the nominees listed above.


      * To withhold authority for any individual nominee, mark "FOR" above and write the name of the nominee as to whom you wish to withhold authority in the space below:

--------------------------------------------------------------------------------

 (2) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment(s) thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.


                                    Date
                                         ---------------------------------------



                                    --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Signature (if held jointly)
                                    Title or authority (if applicable)

                                    NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as each. If a partnership, please sign in the partnership name by an authorized person.